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                                                                      EXHIBIT 23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statements No. 33-98440, 33-98442, 33-98444, 33-98446, 333-21795, 333-21799, 333-70599,
333-35812, 333-35814, 333-50322, 333-91490, 333-101280, 333-101284, 333-101881
and 333-109975 on Form S-8 and Registration Statement No. 333-50494 on Form S-3 of our report dated September 2, 2005, relating to the financial statements and financial statement schedule of CheckFree Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for goodwill and other intangible assets to conform with Statement of Financial Accounting Standards No. 142), and our report dated September 2, 2005 relating to management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of CheckFree Corporation for the year ended June 30, 2005.


/s/ Deloitte & Touche LLP
Atlanta, Georgia
September 2, 2005